EXHIBIT 99.1

MEI Pharma Promotes David M. Urso to Chief Operating Officer

SAN DIEGO, July 16, 2018 – MEI Pharma, Inc. (NASDAQ: MEIP) a pharmaceutical company focused on leveraging its extensive development and oncology expertise to identify and advance new therapies for cancer, today announced that David M. Urso, J.D., the Company’s senior vice president of corporate development and general counsel, was promoted to chief operating officer. Mr. Urso will also continue as the company’s general counsel and head of corporate development.

“David is one of the driving forces behind our company’s advancement, having played a central role in multiple areas including business development and strategy formulation for our growing pipeline,” said Daniel P. Gold, Ph.D., president and chief executive officer of MEI Pharma. “His promotion to Chief Operating Officer is reflective of his leadership across a wide range of our programs and operations. We look forward to continuing to leverage David’s knowledge, expertise and leadership as we advance our four clinical candidates towards commercialization.”

Mr. Urso joined MEI Pharma in March 2014 and has over 20 years of experience in the life science industry. Prior to joining MEI he was most recently chief operating officer and general counsel at Tioga Pharmaceuticals, a privately held drug development company he co-founded in 2005. Previously, he was a principal at Forward Ventures, where he was responsible for identifying and developing life science venture capital investments. Before joining Forward Ventures in 2002, Mr. Urso was director of corporate development and legal affairs at DNA Sciences. Previously, he worked as an attorney in the corporate securities and licensing groups at Wilson Sonsini Goodrich & Rosati LLP and Cooley Godward LLP, after beginning his career as a bench scientist at SmithKline Beecham and the University of Pennsylvania Medical School. Mr. Urso received a J.D. from Harvard Law School. He also holds a bachelor’s degree in Molecular Biology and Philosophy from Reed College.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a San Diego-based pharmaceutical company focused on leveraging its extensive development and oncology expertise to identify and advance new therapies for cancer. The Company’s portfolio of drug candidates includes pracinostat, an oral HDAC inhibitor that is partnered with Helsinn Healthcare, SA. Pracinostat has been granted Breakthrough Therapy Designation from the U.S. Food and Drug Administration for use in combination with azacitidine for the treatment of patients with newly diagnosed acute myeloid leukemia (AML) who are unfit for intensive chemotherapy. Pracinostat is also being developed in combination with azacitidine for the treatment of patients with high and very high-risk myelodysplastic syndrome (MDS). MEI Pharma’s clinical development pipeline also includes ME-401, a highly differentiated oral PI3K delta inhibitor currently in a Phase 1b study in patients with relapsed refractory follicular lymphoma or CLL, and voruciclib, an oral, selective CDK inhibitor shown to suppress MCL1, a known mechanism of resistance to BCL2 inhibitors. The Company is also developing ME-344, a novel mitochondrial inhibitor currently in an investigator-initiated study in combination with bevacizumab evaluating patients with HER2-negative breast cancer. Pracinostat, ME-401, ME-344 and voruciclib are investigational agents and are not approved for use in the U.S. For more information, please visit www.meipharma.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

VP of IR and Corporate Communications

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason@canalecomm.com